EXHIBIT 99.77B
PRICEWATERHOUSECOOPERS LLP
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                                                      PricewaterhouseCoopers LLP
                                                      Suite 2800
                                                      400 North Ashley Street
                                                      Tampa, FL  33602-4319
                                                      Telephone (813) 223-7577

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Trustees of Heritage Series Trust

In planning and performing our audit of the financial statements of the Heritage Series Trust (the "Trust") for the year ended October 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and use of and the Board of Trustees, management and the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
December 8, 2000

EX-99.77O

For period ended 10-31-00
File Number 811-7470

Heritage Series Trust
Small Cap Stock Fund


Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Series Trust-Small Cap Stock Fund:

                                             DATE                                  SECURITIES
        SECURITY:               DATE OF     OFFERING    PURCHASE                    ACQUIRED             AMOUNT           TOTAL
                               PURCHASE:   COMMENCED:    PRICE:     COMMISSION:       FROM:            PURCHASED:       OFFERING:
1. Lexicon Genetics, Inc.      04/07/00     04/07/00     $22.00        $0.92         J.P. Morgan       $1,100,000      $220,000,000

2. Accelerated Networks        06/23/00     06/23/00     $15.00        $0.63     Credit Suisse, First     $30,000       $69,000,000
                                                                                       Boston
3. Ciphergen Biosystems Inc.   09/29/00     09/29/00     $16.00        $0.67          SG Cowen           $104,000       $88,000,000

4. W-H Energy Services Inc.    10/11/00     10/11/00     $16.50        $0.70     Credit Suisse, First     $66,000      $165,000,000
                                                                                         Boston

EX-99.77O

For period ended 10-31-00
File Number 811-7470

Heritage Series Trust
Growth Equity Fund


Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Series Trust-Growth Equity Fund

                                              DATE                                    SECURITIES
        SECURITY:               DATE OF     OFFERING    PURCHASE                      ACQUIRED             AMOUNT           TOTAL
                               PURCHASE:   COMMENCED:    PRICE:     COMMISSION:         FROM:            PURCHASED:       OFFERING:

1.   Aspect Medical Systems    01/28/00     01/28/00      $15.00      $0.63      Morgan Stanley Dean     $30,000        $45,000,000
                                                                                        Witter

EX-99.77O

For period ended 10-31-00
File Number 811-7470

Heritage Series Trust
Aggressive Growth Fund


Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Series Trust-Aggressive Growth Fund

                                             DATE                                  SECURITIES
        SECURITY:               DATE OF     OFFERING     PURCHASE                    ACQUIRED              AMOUNT           TOTAL
                               PURCHASE:   COMMENCED:     PRICE:     COMMISSION:       FROM:             PURCHASED:       OFFERING:

1. MetLife Inc.                 04/05/00    04/05/00      $14.25        $0.40       Goldman Sachs       $2,280,000   $3,310,275,000

2. Lexicon Genetics, Inc.       04/07/00    04/07/00      $22.00        $0.92        J.P. Morgan        $2,970,000     $220,000,000

3. Accelerated Networks         06/23/00    06/23/00      $15.00        $0.63    Credit Suisse, First      $30,000      $69,000,000
                                                                                       Boston

4. Ciphergen Biosystems Inc.    09/29/00    09/29/00      $16.00        $0.67         SG Cowen            $120,000      $88,000,000

5. TNPC Inc.                    10/05/00    10/05/00      $21.00        $0.73    Credit Suisse, First     $262,500     $504,000,000
                                                                                     Boston

6. W-H Energy Services Inc.     10/11/00    10/11/00      $16.50        $0.70    Credit Suisse, First      $74,250     $165,000,000
                                                                                        Boston

EX. 99.77O

For period ended 10-31-00
File Number 811-7470

Heritage Series Trust
Technology Fund


Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Series Trust-Technology Fund

                                              DATE                                 SECURITIES
        SECURITY:               DATE OF     OFFERING    PURCHASE                   ACQUIRED                AMOUNT           TOTAL
                               PURCHASE:   COMMENCED:    PRICE:     COMMISSION:      FROM:               PURCHASED:       OFFERING:

1. Avanex Corp.                 02/04/00     02/04/00      $36.00      $1.57       Morgan Stanley         $90,000      $248,400,000
                                                                                       Dean Witter
2. Lexicon Genetics, Inc.       04/07/00     04/07/00      $22.00      $0.92         J.P. Morgan         $825,000      $220,000,000

3. Accelerated Networks         06/23/00     06/23/00      $15.00      $0.63     Credit Suisse, First     $51,000       $69,000,000
                                                                                       Boston

4. Manufacuters Services Ltd.   06/23/00     06/23/00      $16.00      $0.67      Donaldson Lufkin       $240,000      $202,400,000